UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): July 10, 2006
PROLINK HOLDINGS CORP.
(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

0-25007	65-0656268

(Commission File Number)	(IRS Employer Identification No.)

410 South Benson Lane, Chandler, AZ	85224

(Address of Principal Executive Offices)	(Zip Code)
(480) 961-8800

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On July 10, 2006, the Company appointed Mr. Andrew L. Wing as a member of the Board of Directors (as discussed below). In connection with such appointment, the Company and Mr. Wing entered into a Consulting Agreement, dated July 10, 2006. The Consulting Agreement provides that Mr. Wing will provide certain advertising sales services to the Company in exchange for commissions, 5% for the first three years and 2% for the fourth and fifth years, that will be paid for revenues received by the Company from advertisers. After the fifth year, no further commissions will be paid. The Consulting Agreement shall continue on a month-to-month basis and may be terminated by the Company upon written notice.
ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS
     (d) On July 10, 2006, Mr. Wing was appointed to the Board of Directors of the Company by unanimous vote of the directors, increasing the size of the Company’s Board of Directors from six to seven members.
     There are no arrangements or understandings between Mr. Wing and any other person pursuant to which Mr. Wing was selected as director. Other than as disclosed under Item 1.01 above, there are no transactions to which the Company is a party and in which Mr. Wing had a material interest that are required to be disclosed under Item 404(a) of Regulation S-B. Mr. Wing has not previously held any positions with the Company. Mr. Wing has no family relations with any directors or executive officers of the Company.
Item 5.03 – Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
     On July 10, 2006, the Company, by unanimous written consent of the Board, amended Section 1 of Article III of its Bylaws to increase the size of the Board of Directors from six (6) to seven (7).

2

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 13, 2006	PROLINK HOLDINGS CORP.

	By:	/s/ Lawrence D. Bain
	Name:	Lawrence D. Bain
	Title:	President and Chief Executive Officer

EXHIBIT INDEX
Exhibit 3.1    — Amendment to the Company’s Bylaws
Exhibit 10.1 — Consulting Agreement